SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2003

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22150	76-0405386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West Loop South

Houston, TX 77027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 850-1010

N/A

(Former name or former address, if changed since last report.)

ITEM 9.    REGULATION FD DISCLOSURE.

This Current Report on Form 8-K is being furnished pursuant to Item 12 – “Results of Operations and Financial Condition” in accordance with SEC Final Rule Release No. 33-8216 to disclose the press release issued by the Registrant on October 28, 2003.

On October 28, 2003, Landry’s issued a press release announcing its financial results for the third quarter ended September 30, 2003. A copy of the press release is set forth below:

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) REPORTS

THIRD QUARTER 2003 RECORD FINANCIAL RESULTS,

EARNINGS PER SHARE OF $0.65 AND REVENUES OF $302.2 MILLION

Houston, Texas (October 28, 2003)

Landry’s Restaurants, Inc., the second largest operator of casual dining seafood restaurants announced its earnings for the third quarter ended September 30, 2003.

Revenues for the three months ended September 30, 2003, totaled $302.2 million, as compared to $241.1 million a year earlier. Net earnings for the quarter were $18.4 million, compared to $15.7 million reported last year. Earnings per share (diluted) for the quarter were $0.65, compared to $0.55 reported last year. Same store sales for the Company’s restaurants were a positive 3.2% for the quarter.

Revenues for the nine months ended September 30, 2003, totaled $851.6 million, as compared to $665.2 million a year earlier. Net earnings for the nine months were $43.4 million, compared to $36.9 million reported last year. Earnings per share—(diluted) for the nine months were $1.53, or $1.57 adjusted excluding the 2003 asset impairment charge recorded in the second quarter, compared to $1.40, or $1.39 adjusted excluding the net of 2002 asset impairment charge and asset gain, reported last year.

“We are pleased with our record sales and earnings for the third quarter. Each of our concepts reported positive sales increases, on top of the positive same store sales reported last year in the comparative quarter. In October, we have seen a continuation of this trend,” said Mr. Fertitta, Chairman, President and Chief Executive Officer.

Mr. Fertitta continued, “We opened six (6) restaurants during the third quarter, including four (4) conversions of former Chart House locations. As expected, the Joe’s Crab Shack restaurants have opened to strong results and excellent returns. Our 2002 acquisitions of the Chart House restaurants and Saltgrass Steak House chain continue to out-perform our expectations.”

Mr. West, Executive Vice President and Chief Financial Officer added, “Earlier this month, we closed two significant financings that successfully raised $350 million for the Company. Although the longer term financing will be slightly dilutive to future earnings, the new capital allows us the flexibility to repurchase stock and continue with future growth.”

In addition, the Company announced that its Board of Directors has authorized management to buy-back up to $60 million of the Company’s common stock in the open market for an unspecified period of time. Additionally, the Company indicated that it would review its current dividend policy of $0.10 per annum (approximately 0.5%) during 2004 in light of tax law changes, increases in the Company’s earnings, and dividend increases by numerous other public companies.

The Company operated 286 restaurants at September 30, 2003 primarily under the trade names Joe’s Crab Shack, Landry’s Seafood House, The Crab House, Charley’s Crab, Chart House, the Rainforest Cafe and Saltgrass Steak House.

Earnings per share adjusted for the asset impairment charge and asset gain is not a generally accepted accounting principles (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant industry.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our forward-looking statements are subject to risks and uncertainty, including without limitation, our ability to continue our expansion strategy, positive same store sales, ability to make projected capital expenditures, as well as general market conditions, competition, and pricing. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the information contained herein should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

CONTACT:	Tilman J. Fertitta	or	Paul S. West
	Chairman, President and C.E.O.		Executive Vice President and C.F.O.
	(713) 850-1010		(713) 850-1010

LANDRY’S RESTAURANTS, INC.

UNAUDITED CONDENSED INCOME STATEMENTS (000’S)

	FOR THE QUARTER ENDED		FOR THE QUARTER ENDED		FOR THE NINE MONTHS ENDED			FOR THE NINE MONTHS ENDED
	September 30, 2003		September 30, 2002		September 30, 2003			September 30, 2002
REVENUES	$302,162	100.0%	$241,072	100.0%	$851,634		100.0%	$665,180		100.0%

COST OF SALES	88,168	29.2%	68,995	28.6%	248,937		29.2%	190,839		28.7%
LABOR	85,545	28.3%	69,301	28.7%	246,747		29.0%	189,326		28.5%
OTHER RESTAURANT OPERATING EXPENSES	72,044	23.8%	57,082	23.7%	204,613		24.0%	163,778		24.6%

RESTAURANT LEVEL PROFIT	$56,405	18.7%	$45,694	19.0%	$151,337		17.8%	$121,237		18.2%
GENERAL & ADMINISTRATIVE	12,677	4.2%	11,431	4.7%	36,359		4.3%	31,889		4.8%
PRE-OPENING COSTS	1,672	0.6%	1,182	0.5%	6,889		0.8%	3,041		0.5%
DEPRECIATION & AMORTIZATION	12,510	4.1%	9,728	4.0%	37,415	(1)	4.4%	30,950	(2)	4.7%

TOTAL OPERATING INCOME	$29,546	9.8%	$23,353	9.7%	$70,674		8.3%	$55,357		8.3%
OTHER EXPENSE (INCOME)	2,906	1.0%	575	0.2%	7,764		0.9%	1,813	(2)	0.3%

INCOME BEFORE TAXES	26,640	8.8%	22,778	9.4%	62,910		7.4%	53,544		8.0%
TAX PROVISION	8,258		7,061		19,502			16,599

NET INCOME	$18,382		$15,717		$43,408			$36,945

EARNINGS PER SHARE—(basic)	$0.67		$0.57		$1.57	(1)		$1.46

AVERAGE SHARES—(basic)	27,600		27,750		27,600			25,300

EARNINGS PER SHARE—(diluted)	$0.65		$0.55		$1.53	(1)		$1.40

AVERAGE SHARES—(diluted)	28,400		28,700		28,300			26,300

NOTES:

(1) Included in nine months ended Sept. 30, 2003, amounts as noted are as follows:

Depreciation and amortization—asset impairment of $1.5 million (pre-tax) or $0.04 per share (after tax).

(2) Included in nine months ended Sept. 30, 2002, amounts are as follows:

Depreciation and amortization—asset impairment of $2.2 million (pre-tax) for an operating restaurant.

Other expense (income)—additional income recorded of $1.6 million (pre-tax) for vendor settlement and net gain on asset.

LANDRY’S RESTAURANTS, INC.

CONDENSED UNAUDITED BALANCE SHEETS

($ in Millions except per share amounts)

	Sept. 30, 2003	Dec. 31, 2002
	(unaudited)
Cash & Equivalents	$8.4	$13.9
Other Current Assets	75.2	78.8

Total Current Assets	83.6	92.7
Property & Equipment, Net	950.3	830.9
Other Assets	9.4	9.4

Total Assets	$1,043.3	$933.0

Current Liabilities	$139.4	$148.4
Long-Term Debt	261.2	189.4
Other Non-current	41.4	28.1

Total Liabilities	442.0	365.9
Total Stockholders’ Equity	601.3	567.1

Total Liabilities & Equity	$1,043.3	$933.0

Net Book Value per share	$21.83	$20.42

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of the Securities Exchange Act of 1934. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2003	Landry’s Restaurants, Inc.

	By:	/s/ Tilman J. Fertitta
Tilman J. Fertitta Chairman, President and CEO